UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2024

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard,
Suite 420
Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2024, Milestone Pharmaceuticals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co. as representative of the several underwriters listed on Schedule A thereto (the “Underwriters”), related to an underwritten public offering (the “Offering”) of 16,666,667 of the Company’s common shares, without par value (the “Common Shares”), at a public offering price of $1.50 per share and, in lieu of Common Shares to certain investors, pre-funded warrants to purchase 3,333,333 Shares (the “Pre-Funded Warrants”) at a public offering price of $1.499 per Pre-Funded Warrant, which represents the per share public offering price for the Common Shares less the $0.001 per share exercise price for each such Pre-Funded Warrant. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 3,000,000 Common Shares (the “Option Shares” and, together with the Common Shares, the “Shares”) at the same price per share as the Common Shares, which was exercised by the Underwriters in full on February 29, 2024. All of the Shares and Pre-Funded Warrants sold in the Offering were sold by the Company.

The net proceeds to the Company from the Offering, including the proceeds from the exercise by the Underwriters of their option to purchase the Option Shares in full, are expected to be approximately $32.4 million after deducting underwriting commissions and estimated offering expenses payable by the Company.

The Shares and the Pre-Funded Warrants were offered pursuant to a registration statement on Form S-3 (File No. 333-261049), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 2, 2022, as supplemented by a prospectus supplement, dated February 28, 2024, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Each Pre-Funded Warrant has an exercise price of $0.001 per share. The Pre-Funded Warrants will be exercisable immediately upon issuance. A holder of the Pre-Funded Warrants (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would beneficially own more than 9.99% of the Company’s outstanding common shares immediately after exercise, which percentage may be increased or decreased to any other percentage specified not in excess of 9.99% at the holder's election upon 61 days’ notice to the Company subject to the terms of the Pre-Funded Warrants.

The exercise price and the number of Common Shares issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustments in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the Common Shares. Each Pre-Funded Warrant is exercisable from the date of issuance solely by means of a cashless exercise. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would beneficially own more than 9.99% of the Company’s outstanding common shares immediately after exercise, which percentage may be increased or decreased to any other percentage specified not in excess of 9.99% at the holder's election upon 61 days’ notice to the Company subject to the terms of the Pre-Funded Warrants. In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction.

The foregoing description of certain terms of the form of Pre-Funded Warrants does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and is qualified in its entirety by reference to the form of Pre-Funded Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The Offering is expected to close on or about March 4, 2024, subject to customary conditions.

The foregoing summary of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Copies of the opinions of Osler, Hoskin & Harcourt LLP and Cooley LLP relating to the legality of the issuance and sale of the securities in the Offering are attached hereto as Exhibits 5.1 and 5.2, respectively.

Item 8.01.	Other Events.

The Company issued press releases announcing the launch and pricing of the Offering on February 28, 2024 and February 29, 2024, respectively. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and each are incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated February 28, 2024, by and between the Company and Piper Sandler & Co.

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Osler, Hoskin & Harcourt LLP

5.2	Opinion of Cooley LLP

23.1	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

23.2	Consent of Cooley LLP (included in Exhibit 5.2)

99.1	Press Release, dated February 28, 2024

99.2	Press Release, dated February 29, 2024

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

Date: March 4, 2024	By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer Principal Financial Officer